Exhibit 32.1

STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350

AS REQUIRED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Lightning eMotors (the “Company”) on Form 10-K for the period ending December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 30, 2022	/s/ Timothy Reeser	Chief Executive Officer
	Timothy Reeser	(Principal Executive Officer)

March 30, 2022	/s/ Teresa Covington	Chief Financial Officer
	Teresa Covington	(Principal Financial Officer)